Exhibit 23.1

PLS CPA, A PROFESSIONAL CORP.

t 4725 Mercury Street #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@plecpas.com t

August 5, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements of Solo International, Inc. of our report dated August 5, 2011, on the reviewed financial statements  as of June 30, 2011,which appears on Form 10-Q of Solo International, Inc.

Very truly yours,

/s/ PLS CPA

____________________________

   PLS CPA

Registered with the Public Company Accounting Oversight Board